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Exhibit 23.8


                         Consent of Director Designee
                         ----------------------------

February 25, 1997


       The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Cabot Noble, Inc. in the Joint Proxy Statement - Prospectus included in this Registration Statement.


                                   Signed: /s/ DALE P. KRAMER
                                          -------------------
                                          Dale P. Kramer